EXHIBIT 99.2

FANNIE MAE

news release

Media Hotline: 1-888-326-6694
Consumer Resource Center: 1-800-732-6643

Contact: Latressa Cox at 202-752-6707

Number: 3821

Date: October 17, 2006

Fannie Mae Announces Fourth Quarter Common and Preferred Stock Dividends; Company Maintains Common Stock Dividend of Twenty-Six Cents Per Share

WASHINGTON, DC – The Board of Directors of Fannie Mae (FNM/NYSE) today declared a fourth quarter dividend on the company’s common stock of twenty-six cents ($0.26) per share, unchanged from the third quarter of 2006. The Board also declared dividends on the company’s preferred stock in accordance with the terms of the preferred stock.

The dividend payments declared by the Board are as follows:

•	a dividend on its outstanding common stock of $0.26 per share;

•	a dividend on its outstanding preferred stock, Series D, of $0.65625 per share;

•	a dividend on its outstanding preferred stock, Series E, of $0.63750 per share;

•	a dividend on its outstanding preferred stock, Series F, of $0.5700 per share;

•	a dividend on its outstanding preferred stock, Series G, of $0.5738 per share;

•	a dividend on its outstanding preferred stock, Series H, of $0.7263 per share;

•	a dividend on its outstanding preferred stock, Series I, of $0.6719 per share;

•	a dividend on its outstanding preferred stock, Series K, of $0.6745 per share;

•	a dividend on its outstanding preferred stock, Series L, of $0.6406 per share;

•	a dividend on its outstanding preferred stock, Series M, of $0.5938 per share;

•	a dividend on its outstanding preferred stock, Series N, of $0.6875 per share;

•	a dividend on its outstanding preferred stock, Series O, of $0.8856 per share; and

•	a dividend on its outstanding Convertible Series 2004-1 preferred stock, of $1,343.75 per share.

The dividend payment on the common stock will be made to registered holders of common stock as shown on the books of the corporation at the close of business on October 31, 2006, to be payable on November 27, 2006.

A dividend of $0.65625 per share will be paid to the registered holders of preferred stock, Series D, as shown on the books of the corporation at the close of business on December 15, 2006, that is outstanding at the close of business on December 15, 2006, for the period from and including September 30, 2006, to but excluding December 31, 2006, to be payable on December 31, 2006.

A dividend of $0.63750 per share will be paid to the registered holders of preferred stock, Series E, as shown on the books of the corporation at the close of business on December 15, 2006, that is outstanding at the close of business on December 15, 2006, for the period from and including September 30, 2006, to but excluding December 31, 2006, to be payable on December 31, 2006.

A dividend of $0.5700 per share will be paid to the registered holders of preferred stock, Series F, as shown on the books of the corporation at the close of business on December 15, 2006, that is outstanding at the close of business on December 15, 2006, for the period from and including September 30, 2006, to but excluding December 31, 2006, to be payable on December 31, 2006.

A dividend of $0.5738 per share will be paid to the registered holders of preferred stock, Series G, as shown on the books of the corporation at the close of business on December 15, 2006, that is outstanding at the close of business on December 15, 2006, for the period from and including September 30, 2006, to but excluding December 31, 2006, to be payable on December 31, 2006.

A dividend of $0.7263 per share will be paid to the registered holders of preferred stock, Series H, as shown on the books of the corporation at the close of business on December 15, 2006, that is outstanding at the close of business on December 15, 2006, for the period from and including September 30, 2006, to but excluding December 31, 2006, to be payable on December 31, 2006.

A dividend of $0.6719 per share will be paid to the registered holders of preferred stock, Series I, as shown on the books of the corporation at the close of business on December 15, 2006, that is outstanding at the close of business on December 15, 2006, for the period from and including September 30, 2006, to but excluding December 31, 2006, to be payable on December 31, 2006.

In accordance with the terms of our preferred stock, Series J, on November 26, 2006, the dividend rate for Series J preferred stock will be reset to the applicable two-year swap rate plus 1.38 percent, subject to a cap of 8 percent per annum. The dividend for the period from and including September 30, 2006, to but excluding December 31, 2006, is therefore subject to the approval of our board of directors after the new rate is determined but before the payment date on December 31, 2006.

A dividend of $0.6745 per share will be paid to the registered holders of preferred stock, Series K, as shown on the books of the corporation at the close of business on December 15, 2006, that is outstanding at the close of business on December 15, 2006, for the period from and including September 30, 2006, to but excluding December 31, 2006, to be payable on December 31, 2006.

A dividend of $0.6406 per share will be paid to the registered holders of preferred stock, Series L, as shown on the books of the corporation at the close of business on December 15, 2006, that is outstanding at the close of business on December 15, 2006, for the period from and including September 30, 2006, to but excluding December 31, 2006, to be payable on December 31, 2006.

A dividend of $0.5938 per share will be paid to the registered holders of preferred stock, Series M, as shown on the books of the corporation at the close of business on December 15, 2006, that is outstanding at the close of business on December 15, 2006, for the period from and including September 30, 2006, to but excluding December 31, 2006, to be payable on December 31, 2006.

A dividend of $0.6875 per share will be paid to the registered holders of preferred stock, Series N, as shown on the books of the corporation at the close of business on December 15, 2006, that is outstanding at the close of business on December 15, 2006, for the period from and including September 30, 2006, to but excluding December 31, 2006, to be payable on December 31, 2006.

A dividend of $0.8856 per share will be paid to the registered holders of preferred stock, Series O, as shown on the books of the corporation at the close of business on December 15, 2006, that is outstanding at the close of business on December 15, 2006, for the period from and including September 30, 2006, to but excluding December 31, 2006, to be payable on December 31, 2006.

A dividend of $1,343.75 per share will be paid to the registered holders of Convertible Series 2004-1 preferred stock, as shown on the books of the corporation at the close of business on December 15, 2006, that is outstanding at the close of business on December 15, 2006, for the period from and including September 30, 2006, to but excluding December 31, 2006, to be payable on December 31, 2006.

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Fannie Mae is a New York Stock Exchange Company. It operates pursuant to a federal charter. Fannie Mae has pledged through its American Dream Commitment to expand access to homeownership for millions of first-time home buyers; help raise the minority homeownership rate to 55 percent; make homeownership and rental housing a success for millions of families at risk of losing their homes; and expand the supply of affordable housing where it is needed most. More information about Fannie Mae can be found on the Internet at http://www.fanniemae.com.